UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 18, 2006, Linn Energy, LLC (the “Company”) received a Nasdaq Staff Determination letter indicating that the Company fails to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) because the Company has not yet filed its Annual Report on Form 10–K for the fiscal year ended December 31, 2005 (the “2005 Form 10–K”). As a result, the Company’s units could be subject to delisting from The Nasdaq Stock Market. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff’s determination. Pending a decision by the Panel, the Company’s units will remain listed on The Nasdaq Stock Market.
As previously disclosed, the delay in filing of the Company’s 2005 Form 10–K will allow for the completion of the audit of certain restatement adjustments to prior period financial statements. The Company does not anticipate that the restatement will have a material effect on its reported earnings for the year ended December 31, 2005 or its 2006 guidance included in the Company’s 2005 earnings release.
The Company currently anticipates that it will file the 2005 Form 10-K containing restated financial statements of the Company and its subsidiaries for the period March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004 on or before May 30, 2006.
On April 19, 2006, the Company issued a press release announcing its receipt of the Nasdaq Staff Determination letter, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated April 19, 2006 announcing Linn Energy, LLC’s receipt of Nasdaq Staff Determination Letter on April 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC

Date: April 19, 2006	/s/ Kolja Rockov

Kolja Rockov
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated April 19, 2006 announcing Linn Energy, LLC’s receipt of Nasdaq Staff Determination Letter on April 18, 2006.